Exhibit 99.1

PRESS RELEASE

04-13
Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600

QUANTA SERVICES, INC. ANNOUNCES PRICING OF
SECONDARY OFFERING OF COMMON STOCK

HOUSTON — September 30, 2004 — Quanta Services, Inc. (NYSE: PWR) today announced that the secondary offering of 17,500,000 shares of its common stock was priced at $5.75 per share. First Reserve Fund IX, L.P., a private investment fund managed by First Reserve Corporation, is offering all of the shares and Quanta will not receive any of the proceeds of the offering. J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC acted as joint book-running managers for the offering. In addition, Banc of America Securities LLC acted as joint lead underwriter and First Albany Capital Inc. acted as co-managing underwriter. The offering is expected to close on October 6, 2004.

     First Reserve has granted the underwriters an option to purchase up to 2,625,000 additional shares at the same price per share to cover over-allotments, if any. Upon completion of the offering, assuming no exercise of the underwriters’ over-allotment option, First Reserve will own approximately 18.5% of Quanta Services’ common stock.

     The shares are being offered pursuant to effective shelf registration statements that were filed previously with the Securities and Exchange Commission. A final prospectus supplement relating to these securities will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the final prospectus supplement relating to this offering may be obtained, when available, from the offices of J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, Floor 5B, New York, NY 10081 (telephone no. 212-552-5164) or Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, NY 10010 (telephone no. 212-325-2580) and from the SEC’s website at www.sec.gov.

     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

     First Reserve Corporation (www.firstreserve.com), based in Greenwich, CT, is the largest and oldest private equity firm specializing in the energy industry with $4.7 billion under management across four active funds.

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The statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, statements regarding the offering. Such statements are based on management’s belief as well as assumptions made by and information currently available to management. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry, the ability of Quanta to successfully implement cost saving measures and to effectively integrate the operations of existing and acquired companies, economic conditions in the industries in which Quanta operates and the other risks described in Quanta’s reports and registration statements filed with the Securities and Exchange Commission. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.